SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2014

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Cigna Corporation (“Cigna”) held its Annual Meeting of Shareholders on April 23, 2014.  At the Annual Meeting, Cigna shareholders (1) elected each of the nominees listed below to the Board of Directors for a term expiring in 2017; (2) ratified the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2014; and (3) approved an advisory resolution on executive compensation.  Each of the proposals is described in more detail in Cigna's proxy statement filed with the Securities and Exchange Commission on March 14, 2014.

Set forth below are the voting results for each proposal.

Proposal 1:  Election of three director nominees for terms expiring in 2017.
Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Eric J. Foss	208,805,146	3,426,562	644,421	13,561,057
Roman Martinez IV	211,853,991	378,256	643,882	13,561,057
William D. Zollars	211,418,330	815,317	642,482	13,561,057

Shareholders elected the nominees with approximately 99% of the votes cast in favor.

Proposal 2:  Ratification of the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
223,244,593	2,564,102	628,491	0

Shareholders approved the ratification of PricewaterhouseCoopers LLP’s appointment with approximately 98.6% of the votes cast in favor.

Proposal 3:  Advisory approval of executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
201,539,569	9,987,575	1,348,985	13,561,057

Shareholders approved the advisory resolution on Cigna’s executive compensation with approximately 94.7% of the votes cast in favor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: April 28, 2014	By: /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel